UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 21, 2006



                            HARVEY ELECTRONICS, INC.
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             (Exact name of registrant as specified in its charter)


         NEW YORK                     1-4626                   13-1534671
----------------------------    ---------------------    --------------------
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                       Identification Number)



                  205 Chubb Avenue, Lyndhurst, New Jersey 07071
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    (Address of principal executive office)              (Zip Code)


Registrant's telephone number, including area code:  (201) 842-0078



                                       N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

o    Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


Item 2.02 Results of Operations and Financial Conditions

     On September 21, 2006, Harvey Electronics, Inc. issued a release announcing its financial results for the thirteen weeks and nine months ended July 29, 2006. A copy of the release is attached as Exhibit 99.1.

Item 9.01       Financial  Statements and Exhibits
                99.1 Press Release dated  September 21, 2006



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          HARVEY ELECTRONICS, INC.


                      By: /s/ Joseph J. Calabrese
                          ---------------------------------------------
                          Joseph J. Calabrese, Executive Vice President Chief Financial Officer, Treasurer and Secretary


Date:  September 22, 2006

                            HARVEY ELECTRONICS, INC.
                        Extraordinary. In every way.(TM)

For Immediate Release
September 21, 2006

                        HARVEY ELECTRONICS, INC. REPORTS
        RESULTS FOR THE THIRD QUARTER AND NINE MONTHS ENDED JULY 29, 2006

Lyndhurst, NJ, September 21, 2006 -- Harvey Electronics, Inc. ("Harvey Electronics", "Harvey" or the "Company"; NASDAQ Capital Market symbol: "HRVE"), today announced results for the first nine months and third quarter of fiscal 2006, ended July 29, 2006.

The Company's pre-tax loss for the nine months ended July 29, 2006 was $830,000, as compared to a pre-tax loss of $546,000 for the same period last year. The net after-tax loss for the nine months ended July 29, 2006 was $2,180,000, as compared to $546,000 for the same period last year. Included in the after-tax loss is a deferred tax expense for $1,350,000. This non-cash charge is described more fully below.

The Company pre-tax loss for its third quarter ended July 29, 2006 was $824,000, as compared to a pre-tax loss of $697,000 for the same quarter last year. The net after-tax loss for the third quarter of fiscal 2006 was $2,174,000, as compared to a net loss of $635,000 for the same period last year. Again, the increase in the after-tax loss includes the non-cash deferred tax expense of $1,350,000 described below.

The nine month and third quarter net after-tax loss for fiscal 2006 includes a $1,350,000 non-cash deferred tax expense. This related to a full valuation allowance recorded on the Company's net deferred tax assets arising from the uncertainty regarding the future realization of such assets.

For the nine months ended July 29, 2006, net sales were $28.6 million, a decrease of approximately $2.3 million or 7.4% from the same period last year. Comparable store sales for the nine month period ended July 29, 2006 decreased approximately $3.9 million or 12.8% from the same period last year.

For the third quarter of fiscal 2006, net sales were $7.6 million, a decrease of $1.4 million or 15.5% from the same period last year. Comparable store sales for the third quarter of fiscal 2006 decreased approximately $1.7 million or 18.9% from the same quarter last year.

Mr. Franklin Karp, Chief Executive Officer and President of Harvey Electronics stated, "The Company's comparable store sales have been negatively impacted by decreased retail store traffic particularly in the Company's Midtown Manhattan, Eatontown, New Jersey and Greenvale, Long Island stores. Management is addressing these underperforming stores and believes that we can make meaningful changes that will help improve sales. Additionally, sales have been impacted by video price compression, shortages of flat panel televisions and, to a lesser extent, competitive retail pressures. The Company's third quarter, and particularly the month of July, was negatively impacted from a very soft retail climate and a further slowdown in retail store traffic. Additionally, August and September sales to date have continued to be slow. This is expected to negatively impact our fourth quarter results."

"This decline in sales has strained the Company's liquidity and capital resources and has made it imperative that shareholders approve the proposed $4.0 million equity investment led by Trinity Investment Partners at the annual meeting date scheduled for October 27, 2006."

                                     -more-

Mr. Karp continued, "The Trinity investment will provide the capital and management support necessary for Harvey to complete its transition from a traditional retailer to a value-added custom installer and integrator of home entertainment and home automation devices."

"Despite increased competition and a decline in retail store traffic, customer demand continues to be strong for digital video products, integrated remote controls and related installations. The Company's business continues to migrate from traditional retail sales to more profitable custom installation projects. This presents a need for Harvey to adapt to this new environment and an opportunity for the Company to grow and thrive. The custom installation business continues to increase, as a percentage of gross sales and accounted for 64% of gross sales for the first nine months of fiscal 2006, as compared to approximately 62% of gross sales for the same period last year."

Mr. Joseph Calabrese, Chief Financial Officer stated, "For the first nine months and third quarter in fiscal 2006, the Company has experienced a decline in its audio and video sales, partially offset by an increase in its labor revenue. Our labor revenue has increased by almost 3% from the fist nine months and this has benefited our overall gross margin. The gross profit margin for the third quarter improved to 42.3% from 41.4% for the same quarter last year. Our gross profit margin for the first nine months was 41.3%, as compared to 41.8% for the same period last year."

"The Company's selling, general and administrative expenses for the third quarter and first nine months of fiscal 2006 have declined 6.7% and 9.5%, respectively. This decrease was offset by additional expenses relating to the Company's new Bridgewater store."

"Management has been proactive in response to the Company's sales decline with its cost reduction program. As a result, our expense declined from reduced payroll and payroll related expense, management bonuses, other selling expenses, professional fees and communications. We will continue to examine ways to reduce expenses. This will include further negotiations with our landlords for rent reductions, deferrals or the reduction of certain facilities. We have also modified our labor rates improving revenues and resulting margins. These increases should benefit results for the remainder of the fiscal year and in fiscal 2007."

Mr. Calabrese continued, "Additionally, we are working towards the launch of our new computer system which should make the Company more efficient; improving purchasing, inventory replenishment and allocation, point of sale improvements, job order costing capabilities and merchandising while cultivating our profitable service offerings."

"Interest expense increased 61.5% or $39,000 and 69.2% or $112,000 for the third quarter and first nine months of fiscal 2006, respectively. This was primarily due to increased interest rates and borrowings from our credit facility in fiscal 2005 to fund the construction of the Bridgewater retail store, as well as losses to date in fiscal 2006 and expenditures from our computer conversion project, which is expected to be completed in October 2006."

"The Company's credit facility has supported the shortfall in sales and the expected cash loss from operations. At September 20, 2006, the credit facility has increased from October 2005 by approximately $200,000 due largely to the strong support of our valued vendors. The Company's lender had also agreed to provide a level of additional financing, if needed, through September 30, 2006. On September 18, the Company entered into the Fifth Amendment and Waiver Agreement with its bank. This amendment waived all existing covenant defaults and added additional events of default, including the failure of shareholders to approve the proposed Trinity-led investment on October 27, 2006 and the failure to fund the investment by November 10, 2006. At September 20, 2006, total available bank financing currently aggregated $900,000."

                                     -more-

Mr. Calabrese concluded, "On September 20, 2006, the Company's remaining preferred stockholder converted their outstanding 600 shares of 8 1/2% convertible preferred stock into 486,500 shares of the Company's common stock. The Company believes, although there can be no assurance of the same, that this stockholder will vote such shares in favor of the Trinity transaction, the Reverse Split, and other proposals described in the Company's updated proxy statement. A favorable vote from this stockholder, representing an additional 486,500 shares of common stock, would bring the Company significantly closer to obtaining the requisite stockholder approval for the Trinity transaction and other proposals."

Mr. Karp concluded, "We look forward to the upcoming annual meeting of shareholders and urge all shareholders to vote in favor of all related proposals to complete the Trinity-led equity infusion. The infusion of this significant capital coupled with the talents and achievements of our new proposed Board will help Harvey to continue to cultivate its brand and achieve its growth strategy in this market. If this equity infusion is not approved, we can give no assurance that Harvey Electronics will be able to regain profitability or perhaps even continue its operations in its present form."

Harvey Electronics is a leading retailer and custom installer of high quality, exclusive home theater, audio and video products in the metropolitan New York area. The Company currently operates a total of nine locations; eight Harvey showrooms and one separate Bang & Olufsen branded store. There are two Harvey locations in Manhattan and six suburban locations in Paramus, New Jersey; Mt. Kisco, in Westchester; Greenwich, Connecticut; Greenvale/Roslyn, on the north shore of Long Island, in Eatontown, New Jersey and in Bridgewater, New Jersey. The Bang & Olufsen branded store is located in Union Square on 927 Broadway at 21st Street, in Manhattan. The Company also has a Bang & Olufsen showroom within our Harvey retail store in Greenwich, Connecticut.

Audio Video International, a well-respected trade publication, has named Harvey Electronics a national "Top Ten Retailer of the Year", seven years in a row.

Please visit a Harvey store or one of our Bang & Olufsen showrooms. Also, please inquire about Harvey's custom installation services.

From time to time, information provided by the Company, statements made by its employees or information, included in its filings with the Securities and Exchange Commission may contain statements, which are so-called "forward-looking statements" and not historical facts. Forward-looking statements can be identified by the use of words such as "believe", "expect", "intend",
"anticipate", "in my opinion", and similar words or variations. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual future results may differ significantly from those stated in any forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, including, but not limited to, product demand, pricing, market acceptance, litigation, risks in product and technology development and other risk factors detailed in the Company's Prospectus dated March 31, 1998 and from time to time in the Company's Securities and Exchange Commission reports including its Form 10-K and Forms 10-Q.

For  more   information   and   showroom   locations,   visit  our   website  at
www.harveyonline.com.

CONTACTS:
o        Michael E. Recca,
         Chairman of the Board
         Tel. (212) 709-1907, Fax: (212) 709-1952
         Email: mer@skycapitalholdings.com
o        Franklin C. Karp, CEO/President,
         E-mail: fkarp@harveyonline.com or
         Joseph J. Calabrese, Executive Vice President & CFO
         E-mail: jcalabrese@harveyonline.com
         Harvey Electronics, Inc.
         Tel. (201) 842-0078, Fax (201) 842-0317

                         (see financial table attached)

          Harvey Electronics, Inc. Announces Results for the Three and
                        Nine Months Ended July 29, 2006

                            Harvey Electronics, Inc.
                            Statements Of Operations
                                   (Unaudited)

                                                  Thirty-nine Weeks     Thirty-nine Weeks  Thirteen Weeks Thirteen Weeks
                                                       Ended                Ended            Ended           Ended
                                                     July 29,              July 30,         July 29,       July 30,
                                                       2006                  2005             2006           2005
                                                  ------------------- ----------------- --------------- --------------
Net sales                                                $28,555,038       $30,832,786      $7,623,855     $9,019,892
Other income                                                  26,929                 -          10,365              -
                                                  ------------------- ----------------- --------------- --------------
                                                          28,581,967        30,832,786       7,634,220      9,019,892
                                                  ------------------- ----------------- --------------- --------------

Cost of sales                                             16,760,185        17,952,840       4,399,600      5,282,150
Selling, general and administrative expenses              12,379,080        13,264,392       3,957,521      4,371,848
Interest expense                                             273,175           161,438         101,379         62,759
                                                  ------------------- ----------------- --------------- --------------
                                                          29,412,440        31,378,670       8,458,500      9,716,757
                                                  ------------------- ----------------- --------------- --------------
Loss before income taxes                                   (830,473)         (545,884)       (824,280)      (696,865)
Income taxes (benefit)                                     1,350,000                 -       1,350,000       (62,000)
                                                  ------------------- ----------------- --------------- --------------
Net loss                                                 (2,180,473)         (545,884)     (2,174,280)      (634,865)
Preferred Stock dividend requirement                          37,831            39,654          12,750         12,750
                                                  ------------------- ----------------- --------------- --------------
Net loss applicable to common shareholders              ($2,218,304)        ($585,538)    ($2,187,030)     ($647,615)
                                                  =================== ================= =============== ==============
Net loss per share applicable to
common shareholders:
  Basic                                                      ($0.63)           ($0.17)         ($0.62)        ($0.18)
                                                  =================== ================= =============== ==============
  Diluted                                                    ($0.63)           ($0.17)         ($0.62)        ($0.18)
                                                  =================== ================= =============== ==============
Shares used in the calculation of net loss
per common shareholder:
  Basic                                                    3,508,584         3,491,052       3,508,584      3,508,584
                                                  =================== ================= =============== ==============
  Diluted                                                  3,508,584         3,491,052       3,508,584      3,508,584
                                                  =================== ================= =============== ==============

                                   Balance Sheet Information:

                                     (Unaudited)
                                    July 29, 2006        October 29, 2005
                                    -------------        ----------------
Current Assets                         $7,686,312            $8,618,365
Current Liabilities                     9,584,554             5,657,850
Working Capital                       (1,898,242)             2,960,515
Total Assets                           12,075,274            13,879,106
Long-Term Liabilities                     422,385             3,934,617
Shareholders' Equity                    2,068,335             4,286,639
                                            ###